UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 30, 2015

Bellerophon Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36845	47-3116175
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

184 Liberty Corner Road, Suite 302 Warren, New Jersey	07059
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (908) 574-4770

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On November 30, 2015, Bellerophon Therapeutics, Inc. (the “Company”) and David Abrams, Treasurer and Principal Financial Officer, agreed that his employment with the Company will terminate effective January 31, 2016.  Mr. Abrams is expected to continue in his current role while the Company completes an ongoing search for a Chief Financial Officer.  Appointment of a Chief Financial Officer is anticipated shortly, and Mr. Abrams is expected to remain an employee of the Company through January 31, 2016, during which time he will provide transition assistance, as needed.

(e) On December 1, 2015, the Company’s Board of Directors (the “Board”) determined 2015 bonus compensation for Mr. Abrams, which was paid through the grant by the Board to Mr. Abrams of 13,116 fully vested, restricted shares of the Company’s common stock, $0.01 par value per share, having a value of $58,500.  This restricted stock award was made under the Company’s 2015 Equity Incentive Plan and pursuant to the form of Restricted Stock Agreement filed herewith as Exhibit 10.1.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits:

Exhibit No.	Description
10.1	Form of Restricted Stock Agreement under 2015 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELLEROPHON THERAPEUTICS, INC.

Date: December 4, 2015	By:	/s/ Jonathan M. Peacock

Name: Jonathan M. Peacock
Title: Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Restricted Stock Agreement under 2015 Equity Incentive Plan